EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the Class A Common Stock, par value $0.0001 per share of Fervo Energy Company is filed on behalf of each of us.

Dated:  August 14, 2026

Technology Impact Growth Fund II, LP

By:

TIGF Partners II, LLC

Its:

General Partner

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

TIGF II Direct Strategies LLC - Series 5

By:

TIGF Partners II, LLC

Its:

Manager

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

TIGF II Direct Strategies LLC - Series 7

By:

TIGF Partners II, LLC

Its:

Manager

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

TIGF Partners II, LLC

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

Technology Impact Fund, LP

By:

TIF Partners, LLC

Its:

General Partner

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

TIF Partners, LLC

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

Dipender Saluja

/s/ Dipender Saluja

Ion Yadigaroglu

/s/ Ion Yadigaroglu